EXHIBIT 99.1

Investar Bank Expands its Footprint by Announcing Agreement to Acquire Mainland Bank, Texas City, Texas, with Locations in Texas City, Houston and Dickinson
BATON ROUGE, La., October 10, 2018 (GLOBE NEWSWIRE) -- Investar Holding Corporation (Nasdaq:ISTR)(“Investar”), and its wholly-owned subsidiary, Investar Bank, Baton Rouge, Louisiana (“Investar Bank”), today announced that they have entered into a definitive agreement (the “Agreement”) to acquire Mainland Bank, a Texas state bank headquartered in Texas City, Texas (“Mainland Bank”). The transaction, which has been approved by each company’s board of directors, is expected to close in the first quarter of 2019 and is subject to customary closing conditions, including obtaining the approval of Mainland Bank’s shareholders and bank regulatory authorities.
The Agreement provides that shareholders of Mainland Bank will receive, for each outstanding share of Mainland Bank common stock that they own at the effective time of the merger, 3.0389 shares of Investar common stock. The transaction is valued at approximately $19.9 million, or $79.22 per share, based upon the closing price of Investar’s common stock of $26.07 on October 10, 2018. Shareholders of Mainland Bank will be entitled to receive an aggregate of approximately 764,000 shares of Investar common stock, subject to certain adjustments described in the Agreement. It is expected that shareholders of Mainland will own approximately 7.4% of the combined company following the acquisition. The transaction is expected to be approximately 3% accretive to earnings in 2019 and 1% dilutive to tangible book value at closing.
At June 30, 2018, Mainland Bank had approximately $131.3 million in assets, $87.7 million in net loans, $113.0 million in deposits with $55.7 million in noninterest-bearing accounts, $12.7 million in stockholders’ equity, and a loan-to-deposit ratio of 79%. Mainland Bank offers a full range of banking products and services to the residents and businesses of Harris and Galveston counties through its main office in Texas City and two branch locations in Houston and Dickinson, Texas.
Investar’s acquisition of Mainland Bank would expand Investar’s branch footprint in to the Greater Houston market - further bolstering its core deposit base and positioning Investar to continue to build on its existing record of growth and client service under the leadership of its current management team. For Mainland Bank, the transaction is expected to provide the benefits of additional financial strength and the expanded resources of a larger banking enterprise. Although Mainland Bank will transition to the Investar name, the experienced Mainland Bank branch staff is expected to remain substantially intact, continuing to provide exemplary and personal service to Mainland Bank’s vibrant and growing customer base.
Investar President and Chief Executive Officer John D’Angelo said, “Investar is extremely excited to take its 'star' to Texas through the acquisition of Mainland Bank in the Greater Houston market. Expansion into Texas enhances our regional footprint and provides the opportunity for additional mergers and acquisitions in Texas markets. The acquisition of Mainland Bank complements our strategy of increasing market share through partnerships with organizations having strong core deposit funding, solid commercial banking and credit practices, and exemplary customer service. Mainland Bank brings a committed management team, strong core deposit base and history of growth. We are enthusiastic about this partnership and look forward to welcoming Mainland Bank’s customers, shareholders and employees to the Investar family.”
Robert Harris, President and Chief Executive Officer of Mainland Bank stated, “We are excited to be partnering with an organization that shares our approach to community banking. We view this as an opportunity to become part of a larger community bank, allowing us to better serve our customers and to further expand our business model in our current high growth markets. We believe our franchise will contribute to the success of the combined organization and that Investar is the ideal partner for maximizing the long-term value of our company for our employees, customers and shareholders.”

Sandler O’Neill & Partners, L.P. acted as financial advisor to Investar Holding Corporation and Performance Trust Capital Partners acted as financial advisor to Mainland Bank. Fenimore, Kay, Harrison & Ford LLP served as legal counsel to Investar Holding Corporation and Larry Temple served as legal counsel to Mainland Bank.
About Investar Holding Corporation
Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 20 full service banking offices located throughout its market. At June 30, 2018, the Company had 269 full-time equivalent employees.
Additional Information for Investors and Shareholders

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of Mainland Bank and Investar Bank, Investar will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”). The registration statement will include a proxy statement of Mainland Bank, and will constitute a prospectus of Investar, which Mainland Bank will send to its shareholders. Investors and shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Investar, Investar Bank, Mainland Bank and the proposed transactions.

When filed, these and other documents relating to the merger filed by Investar can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the “Investor Relations” section of Investar’s website at www.investarbank.com. Alternatively, these documents, when available, can be obtained free of charge from Investar upon written request to: Attn: Investor Relations, Investar Holding Corporation, P.O. Box 84207, Baton Rouge, Louisiana 70884-4207, or by calling (225) 227-2222.
Participants in the Transactions

Investar, Investar Bank, Mainland Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mainland Bank in connection with the proposed merger transaction. Information about Investar’s participants and their interests may be found in the definitive proxy statement of Investar relating to its 2018 Annual Meeting of Shareholders filed with the SEC on April 12, 2018. The definitive proxy statement can be obtained free of charge from the sources indicated above.
No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.
Forward-Looking Statements
This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events.

Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Investar internet website http://www.investarbank.com.
We disclaim any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:
Investar Holding Corporation
Chris Hufft
Chief Financial Officer
(225) 227-2215
Chris.Hufft@investarbank.com